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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              -----------------

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                                Solutia Inc.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


                Delaware                                43-1781797
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(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166-6760
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                    (Address of Principal Executive Offices)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act Registration Statement file number to which this form relates: 333-75812 (if applicable).
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         Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be                 Name of Each Exchange on which Each
      so Registered                            Class is to be Registered
      -------------                            -------------------------

       Upper DECS                               New York Stock Exchange

         Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of Class)


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ITEM 1:  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered under this Form 8-A (the "Upper DECS"), see the information set forth under the headings "Description of Stock Forward Purchase Contracts and Stock Purchase Units" and "Description of Debt Securities" in the Registrant's Registration Statement on Form S-3 (File No. 333-75812) (the "Registration Statement") filed under the Securities Act of 1933, which information is hereby incorporated in this Form 8-A by reference, and under the headings "Description of the Upper DECS" and "Description of the Senior Notes" in the Registrant's prospectus supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933 relating to the Registration Statement and the Upper DECS, which information shall be deemed to be incorporated in this Form 8-A by reference.

ITEM 2:  EXHIBITS.

Exhibit
Number   Description
------   -----------

4.1. Registration Statement on Form S-3 (Registration No. 333-75812) which Registrant filed with the Securities and Exchange Commission on December 21, 2001, is incorporated by reference.

4.2. Form of Indenture between Registrant and JPMorgan Chase Bank, as trustee, providing for Issuance of Senior Debt Securities (incorporated by reference from Registrant's Form S-3 Registration Statement (No. 333-46070) filed on September 19, 2000).

4.3. Form of Officer's Certificate describing the terms of the Senior Notes which are a component of the Upper DECS.

4.4.     Form of Senior Notes (included in Exhibit 4.3).

4.5. Form of Forward Purchase Contract Agreement between the Registrant and JPMorgan Chase Bank, as Forward Purchase Contract Agent.

4.6.     Form of Upper DECS Certificate (included in Exhibit 4.5).

4.7.     Form of Stripped DECS Certificate (included in Exhibit 4.5).

4.8. Form of Pledge Agreement among the Registrant, Wachovia Bank, N.A., as Collateral Agent, and JPMorgan Chase Bank, as Forward Purchase Contract Agent.

4.9.     Form of Remarketing Agreement.






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                                 SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 30, 2002

                                 SOLUTIA INC.


                                 By: /s/ Karl R. Barnickol
                                     ------------------------------------
                                     Karl R. Barnickol
                                     Senior Vice President and Secretary